EXHIBIT 5

                           JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of Franchise Finance Corporation of America, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


 Dated: March 23, 1998



 By:    /s/ THOMAS J. BARRACK, JR.
       _____________________________
       Thomas J. Barrack, Jr.




 By:   /s/ KELVIN L. DAVIS
       ___________________________
       Kelvin L. Davis




 COLONYGP III, Inc.,
 a Delaware corporation,


 By:   /s/ KELVIN L. DAVIS
       _________________________
       Kelvin L. Davis
       President






















 COLONY CAPITAL III, L.P.,
 a Delaware limited partnership,

       By:   ColonyGP III, Inc.,
             a Delaware corporation,
             its general partner


             By:    /s/ KELVIN L. DAVIS
                    ________________________
                    Kelvin L. Davis
                    President


 COLONY INVESTORS III, L.P.,
 a Delaware limited partnership,

       By:   Colony Capital III, L.P.,
             a Delaware limited partnership,
             its general partner

             By:    ColonyGP III, Inc.,
                     a Delaware corporation,
                     its general partner


                     By:  /s/ KELVIN L. DAVIS
                         _________________________
                          Kelvin L. Davis
                          President

 COLONY SB, LLC,
 a Delaware limited liability company,

       By:   Colony Investors III, L.P.,
             a Delaware limited partnership,
             its sole and managing member

             By:    Colony Capital III, L.P.,
                     a Delaware limited partnership,
                     its general partner

                     By:  ColonyGP III, Inc.,
                          a Delaware corporation,
                          its general partner


                          By:  /s/ KELVIN L. DAVIS
                               __________________________
                               Kelvin L. Davis
                               President